UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

          May 19, 2010
Date of report (Date of earliest event reported)

     Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:          (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07          Submission of Matters to a Vote of Security Holders

Universal Insurance Holdings, Inc.’s (“Company”) 2010 Annual Meeting of Stockholders (“Annual Meeting”) was held on May 19, 2010.  The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

Proposal No. 1:  Election of Directors.  The following individuals were elected to the Company’s Board of Directors by the holders of Series M Preferred Stock, voting separately as a series:

Name	For	Withheld	Broker Non-Votes
Bradley I. Meier	87,740	––	––
Norman M. Meier	87,740	––	––

The following individuals were elected to the Company’s Board of Directors by the holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Ozzie A. Schindler	26,245,365	824,571	10,909,861
Reid J. Slogoff	26,213,086	856,850	10,909,861
Sean P. Downes	24,596,785	2,473,151	10,909,861
Joel M. Wilentz	26,201,886	868,050	10,909,861
Michael Pietrangelo	26,235,347	834,589	10,909,861

Proposal No. 2:  The Proposal to ratify the appointment of Blackman Kallick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.

For:	36,528,099
Against:	213,432
Abstain:	1,238,266

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 20, 2010	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ James M. Lynch
James M. Lynch
Chief Financial Officer